EXHIBIT 24

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Duane J. Roth and Theodore D. Roth, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8 (or an amendment to a previously filed registration statement on Form S-8) or such other form as counsel to Alliance Pharmaceutical Corp. (the "Corporation") may recommend in connection with the registration of common stock of the Corporation issued to employees of the Corporation as of December 31, 1996, pursuant to the Corporation's 401(k) Plan, and any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has caused this power of attorney to be executed as of the date set forth beside their name.


/S/ PEDRO CUATRECASAS, M.D.         Director           April 25, 1997
    Pedro Cuatrecasas, M.D


/S/ CARROLL O. JOHNSON              Director           April 25, 1997
    Carroll O. Johnson


/S/ STEPHEN M. MCGRATH              Director           April 25, 1997
    Stephen M. McGrath


/S/ DONALD E. O'NEILL               Director           April 25, 1997
    Donald E. O'Neill


/S/ HELEN M. RANNEY, M.D.           Director           April 25, l997
    Helen M. Ranney, M.D.


/S/ JEAN RIESS, PH.D.               Director           April 25, 1997
    Jean Riess, Ph.D.


/S/ THOMAS F. ZUCK, M.D.            Director           April 25, 1997
   Thomas F. Zuck, M.D.